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October 16, 1997


Mr. Richard B. Gordinier
President
HENRY COMPANY
2911 Slauson Avenue
Huntington Park, CA  90255

Dear Rich:

     In connection with the proposed acquisition of or merger with Monsey Products Company ("Monsey Bakor"), this letter will amend the Employment and Incentive Agreement of September 30, 1992 (the "1992 Agreement") between Henry Company, a California corporation ("Henry"), Henry II, a California corporation ("Henry II") and Warner Development Company of Texas, a Texas corporation ("WDC") (collectively, Henry, Henry II and WDC shall be referred to hereinafter as the "Companies") and Richard B. Gordinier ("Executive"), as follows:

     In consideration of the mutual covenants and promises contained herein, we agree to amend the following provisions of the 1992 Agreement:

1. The Participation Award percentage is hereby amended from 20% in paragraphs 5.E(b) and 6.C(d) and 18% going to 20% in 1998 in paragraph 6.C(a) to:

     (A) 10% of any sale or valuation of all or part of the Industrial Group plus
     (B)  4% for any sale or valuation of all or part of the Wine Group.

2.   Executive to receive a $100,000 bonus at closing.

3. No Participation Award or adjustment in the Participation Award formula is to be made in connection with the retirement of debt or purchase or sale of stock by Companies or a distribution to shareholders of Companies at the closing of the Monsey Bakor transaction.

This amendment will take full force and effect at the closing time of the acquisition or merger. If the acquisition or merger does not take place, the amendments are not agreed to.

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If the foregoing amendments to the 1992 Agreement in the event of the acquisition of or merger with Monsey Bakor are acceptable to you, please execute this letter, and this letter agreement will be binding upon each of us.

                              Very truly yours,

                              HENRY COMPANY



                                   /s/ Warner W. Henry
                                  ----------------------------
                              By:    Warner W. Henry
                                  ----------------------------
                              Title: Chairman, CEO
                                     -------------------------












THE ABOVE IS ACCEPTED
AND AGREED TO:



/s/ Richard B. Gordinier
------------------------
Richard B. Gordinier

Date: October 17, 1997